Exhibit 4.1

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

Amendment No. 1, dated as of April 1, 2013 (this “Amendment”), to the Rights Agreement, dated as of August 15, 2008 (the “Rights Agreement”), by and between PMFG, Inc. (the “Company”) and Computershare Shareowner Services LLC (formerly known as Mellon Investor Services LLC), as rights agent (the “Rights Agent”).

RECITALS

WHEREAS, pursuant to Section 27 of the Rights Agreement, prior to the time at which the Rights cease to be redeemable pursuant to Section 23 of the Rights Agreement, and subject to the penultimate sentence of Section 27 of the Rights Agreement, the Company may in its sole and absolute discretion, and the Rights Agent will if the Company so directs, supplement or amend any provision of the Rights Agreement in any respect without the approval of any holders of Rights or Common Shares (each as defined in the Rights Agreement); and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to amend the Rights Agreement as set forth in this Amendment; and

WHEREAS, the Rights are currently redeemable pursuant to Section 23 of the Rights Agreement, and in accordance with Section 27 of the Rights Agreement, the Company has directed that the Rights Agreement be amended as set forth in this Amendment, and hereby directs the Rights Agent to execute this Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth in the Rights Agreement and in this Amendment, the parties hereto hereby amend the Rights Agreement as follows:

1. Section 1(k) of the Rights Agreement is hereby amended and restated in its entirety as follows:

“(k) “Expiration Date” means the earliest of (i) the Close of Business on June 29, 2013, (ii) the time at which the Rights are redeemed as provided in Section 23, and (iii) the time at which all exercisable Rights are exchanged as provided in Section 24.”

2. Exhibits B and C to the Rights Agreement are hereby deemed amended in a manner consistent with this Amendment.

3. Capitalized terms used without other definition in this Amendment are used as defined in the Rights Agreement.

4. This Amendment will be deemed to be a contract made under the internal substantive laws of the State of Texas and for all purposes will be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that the rights, duties and obligations of the Rights Agent shall be governed by the laws of the State of New York, without regard to the principles or rules concerning conflicts of laws which might otherwise require application of the substantive laws of another jurisdiction.

5. The Rights Agreement will not otherwise be supplemented or amended by virtue of this Amendment, but will remain in full force and effect.

6. This Amendment may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument. A signature to this Agreement transmitted electronically will have the same authority, effect and enforceability as an original signature.

7. This Amendment will be effective as of the date first above written and all references to the Rights Agreement will, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.

8. The undersigned officer of the Company, being duly authorized on behalf of the Company, hereby certifies in his or her capacity as an officer on behalf of the Company to the Rights Agent that this Amendment is in compliance with the terms of Section 27 of the Rights Agreement.

9. By its execution and delivery hereof, the Company directs the Rights Agent to execute this Amendment.

IN WITNESS WHEREOF, this Amendment has been duly executed by the Company and the Rights Agent as of the effective time stated above.

PMFG, INC.

By:	/s/ Peter Burlage
	Name:	Peter Burlage
	Title:	President & CEO

COMPUTERSHARE SHAREOWNER SERVICES LLC

By:	/s/ Lennie M Kaufman
	Name:	Lennie M. Kaufman